UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 2025

BOARDWALK PIPELINE PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas 77046

(Address of principal executive offices)

(866) 913-2122

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2025, Boardwalk Pipeline Partners, LP (the “Company”), a Delaware limited partnership, and Boardwalk Pipelines, LP (“Boardwalk Pipelines”), a Delaware limited partnership and a wholly-owned subsidiary of the Company, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule 1 to the Underwriting Agreement (the “Underwriters”), with respect to the issue and sale by Boardwalk Pipelines of $550.0 million in aggregate principal amount of its 5.375% Senior Notes due 2036 (the “Notes”), in an underwritten public offering (the “Debt Offering”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company (the “Guarantee” and, together with the Notes, the “Securities”). The Securities to be sold in the Debt Offering were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-274067). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

The Notes will be issued pursuant to an indenture, dated as of August 21, 2009, between Boardwalk Pipelines, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as amended by the Third Supplemental Indenture thereto, dated as of April 18, 2013, and to be supplemented by the Eleventh Supplemental Indenture thereto to be dated on or about November 24, 2025, between Boardwalk Pipelines, the Company and the Trustee.

Closing of the Debt Offering is expected to occur on November 24, 2025. Boardwalk Pipelines intends to use the net proceeds of approximately $543.8 million from this offering (after deducting the underwriting discount and estimated offering expenses) to retire the outstanding $550.0 million aggregate principal amount of the 5.95% notes due 2026 of Boardwalk Pipelines at or prior to maturity.

The description set forth above in Item 1.01 is qualified in its entirety by the Underwriting Agreement. A copy of the Underwriting Agreement is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 13, 2025, among Barclays Capital Inc., Citigroup Global Markets Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters set forth in Schedule 1 thereto, and Boardwalk Pipeline Partners, LP and Boardwalk Pipelines, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Notes.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP, LP,
its general partner

	By:	BOARDWALK GP, LLC,
its general partner

		By:	/s/ Steven Barkauskas
Steven Barkauskas
Senior Vice President – Chief Financial Officer

Dated: November 17, 2025